UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2021

China Botanic Pharmaceutical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34808	88-1273503
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Broad Street 5th Floor, NY NY	10004
(Address of principal executive offices)	(Zip Code)

(917) 720 3366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On August 24, 2021, as a result of a private transactions, 1,000,000 shares of Series A-1 Preferred Stock, $0.001 par value per share (the “Shares”) of China Botanic Pharmaceuticals Inc., a Nevada corporation (the “Company”), were transferred from Custodian Ventures, LLC to Issamar Ginzberg, Israel Moshe Levy, Shmuel Rotbard, and Benjamin Levin (collectively, the “Purchasers”). As a result, the Purchasers became holders of approximately 96% of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $250,000. The source of the cash consideration for the Shares was personal funds. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or Custodian Ventures, LLC.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Issamar Ginzberg consented to act as the new Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director of the Company,

Issamar Ginzberg, Chairman/CEO – Mr. Ginzberg is a serial entrepreneur who has assisted entrepreneurs and organizations, consulting on business strategy and marketing insights. In 2005, Mr. Ginzberg began his own consulting business specializing in the field of strategic marketing for emerging companies. In 2012, Issamar founded Monetized Intellect Consulting to assist companies with advice and strategy for communicating their offerings and vision with their current and potential customers and stakeholders. Since 2013, Mr. Ginzberg has been CEO of It’s All From Above, LLC, a consulting firm which has advised hundreds of companies across the world to improve their business strategy, processes, and marketing and grow their brands. Services include copywriting, brand creation, advisory services on M&A, and business strategy.

Aside from his normal business activities, Issamar serves in advisory role to several companies including Marx Bio and Shtar. Additionally, Mr. Ginzberg is often called upon to give marketing lectures at various companies (i.e. Google, Tel Aviv University and the Jewish National Fund). Mr. Ginzberg has authored or been interviewed for many articles that have been featured in various publications including The Washington Post, Prevention Magazine, The Jerusalem Post, CNBC and Fox Business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated August 23, 2021, by and between Custodian Ventures,. LLC and Issamar Ginzberg

99.2	DIRECTORS RESOLUTIONS, dated August 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 2021

CHINA BOTANIC PHARMACEUTICAL INC.

/s/ Issamar Ginzberg
By:	Issamar Ginzberg
Title:	CEO

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